                                                                 Exhibit (h)(34)


                                 THE GALAXY FUND
                               4400 Computer Drive
                      Westborough, Massachusetts 01581-5108
                                 August 1, 2001




The Pillar Funds
c/o SEI Investments Mutual Funds Services
One Freedom Valley Drive
Oaks, PA  19458

Ladies and Gentlemen:

         This letter is in reference to Paragraph 5 of the Agreement and Plan of Reorganization by and between The Galaxy Fund and The Pillar Funds dated as of March 9, 2001 (the "Agreement"). The purpose of this letter is to memorialize our agreement that the First Valuation Time (as defined in the Agreement) shall be 4:00 P.M., Eastern Time, on August 17, 2001 and the Second Valuation Time (as defined in the Agreement) shall be 4:00 p.m. Eastern Time on August 24, 2001. Please sign this letter where indicated to signify your agreement.

         This letter may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

                                                     Sincerely,

                                                     THE GALAXY FUND


                                                     By:/S/ JOHN T. O'NEILL
                                                        -------------------
                                                              John T. O'Neill
                                                              President

ACKNOWLEDGED AND AGREED:

THE PILLAR FUNDS


By:/S/ JAMES R. FOGGO                                Dated:  August 1, 2001
   ------------------------
         James R. Foggo
         President